EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT


                           FIRST ALLIANCE CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT



First Alliance Mortgage Company
Incorporated in California

First Alliance Mortgage Company
Incorporated in Minnesota

First Alliance Services
Incorporated in California

First Alliance Portfolio Services Inc.
Incorporated in Nevada

First Alliance Mortgage Company, Limited
Incorporated in the United Kingdom

Electroloan.com, Inc.
Incorporated in California

Coast Security Mortgage, Inc.
Incorporated in California